Exhibit 99.7

                          NOTICE OF GUARANTEED DELIVERY

If you wish to participate in either the Rights Offering or Community Offering described in the Prospectus dated __________, 2001, of Jacksonville Bancorp, Inc., but are unable to deliver the Subscription Certificate evidencing your intent to subscribe to the Subscription Agent listed below at or before 5:00 p.m., Eastern time, on ___________, 2002 (as such date may be extended from time to time, the "Rights Offering Expiration Date"), or before 5:00 p.m., Eastern time, on __________, 2002 (as such date may be extended from time to time, the "Community Offering Expiration Date"), you must use this form or a substantially equivalent form.

     Please have a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States complete and execute the Guarantee of Delivery attached to this form. Next, you should send this properly completed Notice of Guaranteed Delivery by facsimile transmission or mail to the Subscription Agent so that it is received by the Subscription Agent on or before the applicable Rights or Community Offering Expiration Date. The Subscription Agent must then receive your signed and completed Subscription Certificate and payment of the Subscription Price of $____ per unit for each unit for which you have subscribed within three (3) business days after this Notice of Guaranteed Delivery has been delivered to the Subscription Agent.

     The address and facsimile numbers for delivery to the Subscription Agent are as follows:



By Mail (Registered Mail is                  By Telephone:          By Facsimile           By Hand or Overnight
recommended):                                                       Transmission:          Delivery:

Investment Services Group                    800-275-4222           (407) 541-1663         Investment Services Group
Independent Bankers' Bank of Florida                                                       Independent Bankers' Bank of Florida
Post Office Box 958423                                                                     615 Crescent Executive Ct., Suite 400
Lake Mary, Florida 32795-8423                                                              Lake Mary, Florida 32746-2109.



DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Existing Stockholders:

     The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing the rights to subscribe for units issued by Jacksonville Bancorp, Inc., and that the undersigned is unable to deliver such Subscription Certificate to the Subscription Agent and make payment of the Subscription Price therefor at or before 5:00 p.m., Eastern Time, on the Rights Offering Expiration Date. Upon the terms and conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the rights to subscribe for the following:

No. of Subscription Rights exercised under Basic
Subscription Privilege (Units subscribed for):                ___________

                  plus

No. of Units subscribed for under Over-
Subscription Privilege:                                       ___________

Total Units subscribed:                                       ___________

x Amount per Unit                                            $___________

TOTAL PAYMENT DUE:                                           $___________

New Investors:

      The undersigned hereby represents that he or she intends to subscribe for units issued by Jacksonville Bancorp, Inc., in the Community Offering by execution of a Subscription Certificate.

      The undersigned also represents that he or she is unable to deliver a completed Subscription Certificate to the Subscription Agent and make payment of the Subscription Price therefor at or before 5:00 p.m., Eastern Time, on the Community Offering Expiration Date. Upon the terms and conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to subscribe to purchase the following number of units:

Total Units subscribed:                               __________

x Amount per Unit                                    $__________

TOTAL PAYMENT DUE:                                   $__________

Payment Affirmation:

      The undersigned understands that the Subscription Agent must receive payment of the Subscription Price of $ _____ per unit for each unit subscribed for above within three business days of the date of this Notice of Guaranteed Delivery and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

[_] is being delivered to the Subscription Agent herewith; or

[_] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         [_] uncertified check (NOTE: Payment by uncertified check may not be deemed to have been received by the Subscription Agent until such check has cleared.).

         [_] certified check

         [_] bank draft (cashier's check)

         [_] cashier's check or money order

         [_] wire transfer of immediately available funds

If by certified check, bank draft or money order, please provide the following information:

Name of maker: _________________________________________________________________


Date of check, draft or money order:____________________________________________

Bank on which check is drawn or issuer of money order:__________________________


Signature(s): __________________________________________________________________


Name(s): _______________________________________________________________________


________________________________________________________________________________

________________________________________________________________________________
(Please type or print)

Area Code and Tel. No(s): ______________________________________________________


Rights Certificate No(s) (if available): _______________________________________

                              GUARANTEE OF DELIVERY

        (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days after delivery of this Guarantee to the Subscription Agent the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm: __________________________________________________________________


Address: _______________________________________________________________________


Zip Code: ______________________________________________________________________


Area Code and Telephone Number: ________________________________________________


Authorized Signature: __________________________________________________________


Title: _________________________________________________________________________


Name:

     (Please Type or Print)

      The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

DO NOT SEND SUBSCRIPTION CERTIFICATES WITH THIS FORM